Exhibit 10.1

FINAL

COMPANY SUPPORT AGREEMENT

This COMPANY SUPPORT AGREEMENT, dated as of February 2, 2026 (this “Support Agreement”), is entered into by and among PrimeGen US, Inc., a Delaware corporation (the “Company”), DT Cloud Star Acquisition Corporation, a Cayman Islands exempted company (“Parent”), DTSQ PURCHASER INC., a Delaware corporation and a wholly owned subsidiary of the Parent (“Purchaser”), DTSQ Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of the Parent (“Merger Sub”), and the Significant Company Holders, as set forth on Exhibit A attached hereto. Parent, Purchaser and Merger Sub are collectively referred to herein as the “Parent Parties.” Capitalized terms used but not defined in this Support Agreement shall have the meanings ascribed to them in the Business Combination Agreement (as defined below).

WHEREAS, Parent Parties and the Company are parties to that certain Business Combination Agreement, dated as of the date hereof, as amended, modified or supplemented from time to time (the “Business Combination Agreement”);

WHEREAS, upon the terms and subject to the conditions of the Business Combination Agreement and in accordance with the Companies Act of the Cayman Islands (as revised) (the “Cayman Islands Companies Law”) and the Delaware General Corporation Law (“DGCL”), the Parties desire and intend to effect a business combination transaction whereby: (i) prior to the consummation of the Merger (as defined below), the Parent shall merge with and into the Purchaser, in which the Purchaser will be the surviving entity, and (ii) Merger Sub shall merge with and into the Company, with the Company continuing as the surviving entity and wholly-owned subsidiary of the Purchaser (the “Merger”), as a result of which all of the issued and outstanding capital stock of the Company immediately prior to the Effective Time, shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right for the Company Stockholders to receive their Pro Rata Shares (as defined in the Business Combination Agreement) of the Merger Consideration, upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, as of the date hereof, the Significant Company Holders own and control, on a fully diluted basis, 87.40% of the total issued and outstanding shares of capital stock of the Company (all such shares, or any successor or additional shares of the Company of which ownership of record or the power to vote is hereafter acquired by any Significant Company Holder prior to the termination of this Support Agreement being referred to herein as the “Shares”); and

WHEREAS, in order to induce the Parent Parties to enter into the Business Combination Agreement, the Significant Company Holders are executing and delivering this Support Agreement to Parent Parties.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Support Agreements. During the period commencing on the date hereof and ending on the earlier to occur of (a) the Effective Time, and (b) such date and time as the Business Combination Agreement shall be terminated in accordance its terms (whichever earlier, the “Expiration Time”), each Significant Company Holder irrevocably agrees that, at any meeting of the Company’s stockholders related to the transactions contemplated by the Business Combination Agreement (the “Transactions”) (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and/or in connection with any written consent of the stockholders of the Company related to the Transactions (all meetings or consents related to the Business Combination Agreement, collectively referred to herein as the “Meeting”), such Significant Company Holder shall:

(a) when the Meeting is held, appear at the Meeting or otherwise cause its Shares to be counted as present thereat for the purpose of establishing a quorum;

(b) vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of its Shares in favor of each of the Parent Proposals;

(c) vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of its Shares in favor of, a proposal to terminate the Existing Stockholders Agreement (as defined below) ; and

(d) vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of its Shares against any other action that would reasonably be expected to (x) impede, interfere with, delay, postpone or adversely affect the Merger or any of the other Transactions, (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Business Combination Agreement or (z) result in a breach of any covenant, representation or warranty or other obligation or agreement of any Significant Company Holder contained in this Support Agreement.

2. Existing Stockholders Agreement. To the extent any provision of this Support Agreement conflicts with any provision that certain Stockholders Agreement of the Company, dated as of September 17, 2024 (as may be amended, supplemented or otherwise modified from time to time (the “Existing Stockholders Agreement”), the provisions of this Support Agreement shall prevail with respect to the subject matter hereof. The Company hereby consents to each Significant Company Holder entering into this Support Agreement and performing the covenants and obligations hereunder, including the voting commitments set forth herein, and waives any provisions in the Existing Stockholders Agreement that would prohibit, restrict, or conflict with any Significant Company Holder’s execution, delivery, or performance of this Support Agreement. Notwithstanding anything to the contrary herein, this Support Agreement shall not affect or limit any rights or obligations of a Significant Company Holder under the Existing Stockholders Agreement that do not conflict with the Significant Company Holder’s obligations hereunder, including without limitation, governance provisions not related to the Transactions prior to the Meeting.

3. Restrictions on Transfer. Until the Expiration Time, each Significant Company Holder agrees that it shall not sell, assign or otherwise transfer any of its Shares unless the buyer, assignee or transferee thereof executes a joinder agreement to this Support Agreement in a form reasonably acceptable to Parent Parties. The Company shall not register any sale, assignment or transfer of any Shares on the Company’s stock ledger (book entry or otherwise) that is not in compliance with this Section 3.

4. New Securities. During the period commencing on the date hereof and ending on the Expiration Time, in the event that, (a) any Company Class A Common Stock, Company Class B Common Stock (together, “Company Stock”) or other equity securities of Company are issued to any Significant Company Holder after the date of this Support Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Company securities owned by any Significant Company Holder, (b) any Significant Company Holder purchases or otherwise acquires ownership of any Company Stock or other equity securities of Company after the date of this Support Agreement, or (c) any Significant Company Holder acquires the right to vote or share in the voting of any Company Stock or other equity securities of Company after the date of this Support Agreement (such Company Stock or other equity securities of the Company, collectively the “New Securities”), then such New Securities acquired or purchased by any Significant Company Holder shall be subject to the terms of this Support Agreement to the same extent as if they constituted Shares as of the date hereof.

5. No Challenge. Each Significant Company Holder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to any claim, derivative or otherwise, against Parent Parties, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Support Agreement or the Business Combination Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Merger Agreement.

6. Waiver. Each Significant Company Holder hereby irrevocably and unconditionally (i) waives any rights of appraisal, dissenter’s rights and any similar rights relating to the Business Combination Agreement and the consummation by the parties of the transactions contemplated thereby, including the Merger, that such Significant Company Holder may have under applicable law, and (ii) waives its right to any payments upon liquidation of the Company that may be provided for in the Company’s and/or Merger Sub’s Organizational Documents.

7. Consent to Disclosure. Each Company Significant Holder hereby consents to the publication and disclosure in the Form S-4 and the Proxy Statement (and, as and to the extent otherwise required by applicable securities laws or the SEC or any other securities authorities, any other documents or communications provided by Parent Parties or the Company to any Governmental Authority or to securityholders of Parent Parties) of such Significant Company Holder’s identity and beneficial ownership of Shares and the nature of such Significant Company Holder’s commitments, arrangements and understandings under and relating to this Support Agreement and, if deemed appropriate by Parent Parties or the Company, a copy of this Support Agreement. Each Significant Company Holder will promptly provide any information reasonably requested by Parent Parties or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

8. Significant Company Holders Representations: Each Significant Company Holder represents and warrants to Parent Parties and the Company, as of the date hereof, that:

(a) Each Significant Company Holder that is an entity is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and the execution, delivery and performance of this Support Agreement and the consummation of the transactions contemplated hereby are within such Significant Company Holder’s organizational powers and have been duly authorized by all necessary organizational actions on the part of such Significant Company Holder;

(b) this Support Agreement has been duly executed and delivered by such Significant Company Holder and, assuming due authorization, execution and delivery by the other parties to this Support Agreement, this Support Agreement constitutes a legally valid and binding obligation of such Significant Company Holder, enforceable against such Significant Company Holder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

(c) the execution and delivery of this Support Agreement by such Significant Company Holder does not, and the performance by such Significant Company Holder of his/her/its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of such Significant Company Holder, or (ii) require any consent or approval from any third party that has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Significant Company Holder of its obligations under this Support Agreement;

(d) there are no proceedings pending against such Significant Company Holder or, to the knowledge of such Significant Company Holder, threatened against such Significant Company Holder, before (or, in the case of threatened proceedings, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Significant Company Holder of its obligations under this Support Agreement;

(e) no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Support Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by such Significant Company Holder or, to the knowledge of such Significant Company Holder, by the Company;

(f) such Significant Company Holder has not entered into, and shall not enter into, any agreement that would prevent it from performing any of its obligations under this Support Agreement;

(g) such Significant Company Holder has good title to its Shares, free and clear of any Liens other than Permitted Liens, restrictions under applicable securities laws and the Existing Stockholders Agreement, and such Significant Company Holder has the sole power to vote or cause to be voted its Shares; and

(h) the Shares listed opposite such Significant Company Holder’s name on Exhibit A are the only shares of the Company’s outstanding capital stock owned of record by such Significant Company Holder as of the date hereof, and none of his/her/its Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of Shares that is inconsistent with such Significant Company Holder’s obligations pursuant to this Support Agreement.

9. Damages; Remedies. Such Significant Company Holder hereby agrees and acknowledges that (a) Parent Parties and the Company would be irreparably injured in the event of a breach by such Significant Company Holder of its obligations under this Support Agreement, (b) monetary damages may not be an adequate remedy for such breach and (c) the non-breaching party shall be entitled to injunctive relief or to enforce specifically the performance of the terms and provisions hereof in any federal or state court within the State of New York without proof of actual damages or otherwise, in addition to any other remedy to which it is entitled at law or in equity. Each of the parties further waives (x) any defense in any action for specific performance that a remedy at law would be adequate and (y) any requirement to post security or a bond as prerequisite to obtaining equitable relief.

10. Entire Agreement; Amendment. This Support Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Support Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

11. Assignment. No party hereto may, except as set forth herein, assign either this Support Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Support Agreement shall be binding on each Significant Company Holder, Parrent Parties and the Company and each of their respective successors, heirs, personal representatives and assigns and permitted transferees.

12. Counterparts. This Support Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

13. Severability. This Support Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Support Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Support Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

14. Governing Law; Jurisdiction; Jury Trial Waiver. Section 11.5 (Governing Law; Jurisdiction), Section 11.6 (Waiver of Jury Trial), and Section 11.7 (Specific Performance) of the Business Combination Agreement are incorporated by reference herein to apply with full force to any disputes arising under this Support Agreement mutatis mutandis.

15. Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Support Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 11.2 (Notices) of the Business Combination Agreement (which section is incorporated herein mutatis mutandis) to the applicable party, with respect to the Company and Parent Parties, at the address set forth in Section 11.2 of the Business Combination Agreement, and, with respect to any Significant Company Holder, to the Company at such address.

16. Termination. This Support Agreement shall terminate on the earlier of (i) the mutual written consent of Parent Parties, the Company and the Significant Company Holders, (ii) the Closing (following the performance of the obligations of the parties hereunder required to be performed at or prior to the Closing), or (iii) the termination of the Business Combination Agreement. No such termination shall relieve any Significant Company Holders, Parent Parties or the Company from any liability resulting from a breach of this Support Agreement occurring prior to such termination.

17. Adjustment for Stock Split. If, and as often as, there are any changes in the Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Support Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to each Significant Company Holder, Parent Parties, the Company and the Shares as so changed.

18. Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

COMPANY:

PRIMEGEN US, INC.

By:
Name:	Daniel Chiu
Title:	Chairman

PARENT:

DT CLOUD STAR ACQUISITION CORP.

By:
Name:	Sam Zheng Sun
Title:	Chief Executive Officer

PURCHASER:

DTSQ PURCHASER INC.

By:
Name:	Sam Zheng Sun
Title:	President

MERGER SUB:

DTSQ MERGER SUB INC.

By:
Name:	Sam Zheng Sun
Title:	President

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

SIGNIFICANT COMPANY HOLDER:

PrimeGen Global, Inc.

By:
Name:	[ ]
Title:	[ ]

SIGNIFICANT COMPANY HOLDER:

Stem Med Scientific Inc.

By:
Name:	[ ]
Title:	[ ]

SIGNIFICANT COMPANY HOLDER:

By:
Name:	Daniel Chiu

SIGNIFICANT COMPANY HOLDER:

By:
Name:	Wai Sun Szeto

SIGNIFICANT COMPANY HOLDER:

By:
Name:	Dora E. Chan

SIGNIFICANT COMPANY HOLDER:

By:
Name:	Rita YuKa Wong

SIGNIFICANT COMPANY HOLDER:

Dora E. Chan Trust

By:
Name:	Dora E. Chan
Title:	Trustee

EXHIBIT A

SIGNIFICANT COMPANY HOLDERS

Significant Company Holder	Class & Number of Shares
PrimeGen Global, Inc.	100,000,000 shares of Class B Common Stock
Stem Med Scientific Inc.	on a fully exercised basis, 15,161,110 shares of Class A Common Stock
Daniel Chiu, Director	on a fully exercised basis, 12,700,000 shares of Class A Common Stock
Wai Sun Szeto, Director	on a fully exercised basis, 2,650,000 shares of Class A Common Stock
Dora E. Chan Trust	on a fully exercised basis, 183,000 shares of Class A Common Stock held by Dora E. Chan Trust, of which Dora E. Chan is the trustee
Dora E. Chan, Director	on a fully exercised basis, 2,183,000 shares of Class A Common Stock (including 183,000 shares of Class A Common Stock held by Dora E. Chan as trustee of the Dora E. Chan Trust)
Rita YuKa Wong, spouse of Director Daniel Chiu	on a fully exercised basis, 1,443,844 shares of Class A Common Stock

A-1